Exhibit 99.1

(1)         The shares of common stock, par value $0.01 per share (the “Common Stock”) of Rackspace Technology, Inc. (the “Issuer”) reported as beneficially owned represents the aggregate number of shares that are held of record by (i) AP Inception Co-Invest, L.P. (“AP Co-Invest”) and (ii) AP VIII Inception Holdings, L.P. (“AP VIII Inception” and, together with AP Co-Invest, the “Apollo Funds”).

Apollo Co-Investment Management, LLC (“Co-Investment Management”) is the investment manager for AP Co-Invest. AP VIII Inception Holdings GP, LLC (“AP VIII Inception GP”) is the general partner of AP VIII Inception. Apollo Management VIII, L.P. (“Management VIII”) is the manager of AP VIII Inception GP. AIF VIII Management, LLC (“AIF VIII LLC”) is the general partner of Management VIII. Apollo Management, L.P. (“Apollo Management”) is the sole member-manager of each of Co-Investment Management and AIF VIII LLC. Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management. Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Management GP. Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings.

Leon Black, Joshua Harris and Marc Rowan are the managers, as well as executive officers, of Management Holdings GP, and as such may be deemed to have voting and dispositive control of the shares of Common Stock held of record by the Apollo Funds.

Each of the reporting persons, and Messrs. Black, Harris and Rowan, disclaims beneficial ownership of any shares of the Issuer’s Common Stock owned of record by any of the Apollo Funds, or that may be beneficially owned by any of the other reporting persons, in each case except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such entity or person is the beneficial owner of or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.

The principal address of each of the Apollo Funds, Co-Investment Management, and AP VIII Inception GP is One Manhattanville Road, Suite 201, Purchase, New York 10577. The address of each of Management VIII, AIF VIII LLC, Apollo Management, Management GP, Management Holdings and Management Holdings GP, and Messrs. Black, Harris and Rowan, is 9 West 57th Street, 43rd Floor, New York, New York 10019.